UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: August 8, 2018

(Date of earliest event reported)

DigitalTown, Inc.
(Exact name of registrant as specified in its charter)

MN	000-27225	411427445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2155 112th Ave NE, Bellevue, WA	98004
(Address of principal executive offices)	(Zip Code)

425-295-4564

(Registrant's telephone number, including area code)

______________________________________________

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2018, George Nagy, a member of the Board of Directors, was appointed as Chief Operating Officer of the Company

On August 8, 2018, David Carter was appointed Chief Financial Officer. There have been no transactions between Mr. Carter and the Registrant during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K that have not already been reported on Form 10-K.

There are no family relationships between Mr. Nagy and an officer or director of the Company.

Following is a brief description of Mr. Carter’s business experience:

David Carter

David Carter is principal of DK Consultancy Inc / InTune Communications and advises startup companies in the blockchain and cryptoasset spaces. Most recently, Mr. Carter was EVP with 3iQ Corp, a digital asset Investment Fund Manager in Toronto, Canada.

Mr. Carter’s experience spans technology solutions, health care and legal services, and non-profit governance.

Mr. Carter is on the Advisory Board of Blockchain Canada, and is Vice-Chair and Chair-Elect of the Board of Governors of Ridley College, one of Canada’s leading independent educational institutions

Mr. Carter holds a Bachelors of Economic from Western University, a CPA (Chartered Professional Accountant, CA, Canada) and is a former Certified Fraud Examiner.

The Company believes that Mr. Carter’s knowledge and experience in financial information and technology makes him a suitable Chief Financial Officer.

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SIGNATURES

DIGITALTOWN, INC

Dated: August 17, 2018	By:	/s/ Robert W. Monster
Robert W. Monster
CEO

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